Filed Pursuant to Rule 424(b)(3)

Registration No. 333-128816

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006 (August 16, 2006)

JER Investors Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA	22101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 714-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2006, JER Investors Trust Inc. (the “Company”) received a notice from the New York Stock Exchange (“NYSE”) that the Company’s proxy statement relating to its 2006 annual meeting of shareholders did not state the name of the one director chosen to preside at the regularly scheduled executive sessions of the non-management directors, as required by Section 303A.03 of the NYSE Listed Company Manual. In response to this notice, the Company is filing this Form 8-K. The Company has been advised by the NYSE that, upon the filing of this Form 8-K, the Company will be in compliance with the technical requirements of Section 303A.03 of the NYSE Listed Company Manual.

As required by the NYSE’s Corporate Governance Standards, the non-management directors of the Company meet regularly in executive session without any members of management present. Mr. Daniel J. Altobello presides at such regularly scheduled executive sessions of the non-management directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.
(Registrant)

Date: August 17, 2006	By:	/s/ Daniel T. Ward
	Name:	Daniel T. Ward
	Title:	Secretary